August 17, 2000



Paradigm Medical Industries, Inc.
2355 South 1070 West
Salt Lake City, Utah 84119

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on a Form S-3 Registration Statement (the "Registration Statement") of
(i) an aggregate of 1,000,000 shares of common stock, $.001 par value (the "Common Stock") issuable upon the exercise of 1,000,000 Class A Warrants (the "Class A Warrants"), which were issued in connection with the Company's public offering in July 1996; (ii) an aggregate of 200,000 shares of Common Stock issuable upon the exercise of 200,000 warrants issued to Kenneth Jerome & Company, Inc. (the "Underwriter's Warrants"); (iii) an aggregate of 37,500 shares of Common Stock issuable upon the exercise of 37,500 warrants issued to certain investors participating in the Company's bridge financing (the "Note Holders' Warrants"); (iv) an aggregate of 5,000 shares of Common Stock issuable upon the exercise of 5,000 warrants issued to Mackey Price & Williams (the "Attorney's Warrants"); (v) an aggregate of 233,702 shares of Common Stock issuable upon conversion of its Series C Convertible Preferred Stock (the "Series C Preferred Stock"); (vi) an aggregate of 601,080 shares of Common Stock issuable upon conversion of its Series D Convertible Preferred Stock (the "Series D Preferred Stock"); (vii) an aggregate of 208,400 shares of Common Stock issuable upon the exercise of 208,400 Warrants issued to KSH Investment Group, Inc. (the "KSH Investment Group Warrants"); (viii) an aggregate of 100,000 shares of Common Stock issuable upon the exercise of 100,000 Warrants issued to R.F. Lafferty & Co., Inc. (the "Lafferty Warrants"); (ix) an aggregate of 150,000 shares of Common Stock issuable upon the exercise of 150,000 Warrants issued to Cyndel & Co., Inc. (the "Cyndel Warrants"); (x) an aggregate of 40,000 shares of Common Stock issuable upon the exercise of 40,000 Warrants issued to Consulting for Strategic Growth, Ltd. (the "Consulting for Strategic Growth Warrants"); (xi) an aggregate of 200,000 shares of Common Stock issuable upon the exercise of 200,000 Warrants issued to Dr. Michael B. Limberg (the "Limberg

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Paradigm Medical Industries, Inc.
August 17, 2000
Page 2
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Warrants");  and an aggregate of 75,000 shares of Common Stock issuable upon the exercise of 75,000 Warrants issued to John W. Hemmer, a former officer and director of the Company (the "Hemmer Warrants").

         The Company is further registering for resale 2,186,914 shares of Common Stock consisting of 1,237,620 shares of Common Stock issuable upon the exercise of options granted to executive officers, employees and directors; 949,294 shares of Common stock pursuant to registration rights granted to certain individuals and entities, and 1,000,000 shares of Common Stock for the purchase of assets and for raising additional working capital.

         In such connection, we have examined certain corporate records and proceedings of the Company, including the proceedings taken in connection with the authorization and issuance of the securities described above, including the shares of Common Stock issuable upon the exercise of the Class A Warrants, Underwriter's Warrants, Note Holders' Warrants, Attorney's Warrants, KSH Investment Group Warrants, Cyndel Warrants, Lafferty Warrants, Consulting for Strategic Growth Warrants, Limberg Warrants and Hemmer Warrants; the shares of Common Stock issuable upon the conversion of the Series C Preferred Stock and Series D Preferred Stock; the shares of common Stock issuable upon the exercise of options granted to executive officers, employees and directors; the shares of Common Stock with registration rights granted to certain individuals and entities; and the shares of Common Stock issuable for the purchase of assets and for raising additional working capital (hereinafter collectively referred to as the "Securities") and such other investigation as we deemed necessary. Based upon the foregoing, we are of the opinion that when sold or registered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the Prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an Exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Mackey Price & Williams

                                              Mackey Price & Williams